UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 38th Floor New York, New York		10055
(Address of principal executive offices)		(Zip Code)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01	Entry into a Material Definitive Agreement.

Pursuant to an Underwriting Agreement, dated September 15, 2010, among Evercore Partners Inc. (the “Company”), Evercore LP, the selling stockholders named therein and the several underwriters named therein, for which Goldman, Sachs & Co. and Evercore Group L.L.C. are acting as representatives, the Company and the selling stockholders have agreed to sell to the underwriters an aggregate of 2,641,060 shares of Class A common stock, par value $0.01 per share of the Company at a price of $26.125 per share of Class A common stock. The Company has agreed to issue and sell 2,569,075 shares of Class A common stock and has granted the underwriters a 30-day option to purchase up to 385,362 additional shares of Class A common stock, and the selling stockholders have agreed to sell the remaining 71,985 shares of Class A common stock and have granted the underwriters a 30-day option to purchase up to 10,797 additional shares of Class A common stock. Any additional shares of Class A common stock sold by the Company or the selling stockholders pursuant to the underwriters’ option to purchase additional shares will also be sold to the underwriters at a price of $26.125 per share of Class A common stock.

The sale of the Class A common stock is being underwritten by Goldman, Sachs & Co. and Evercore Group L.L.C., as joint book-running managers, and Barclays Capital, Keefe, Bruyette & Woods, Sandler O’Neill + Partners, L.P. and William Blair & Company as co-managers.

The Company intends to use all of the proceeds from this offering of Class A common stock to purchase from certain holders, including members of the Company’s senior management, a number of outstanding Evercore LP partnership units that is equal to the number of newly-issued shares of Class A common stock sold by the Company in the offering. Such purchases of Evercore LP partnership units will be made by the Company pursuant to Unit Purchase Agreements between each selling unitholder and the Company. The effective price per Evercore LP unit paid by the Company pursuant to the Unit Purchase Agreements (net of reimbursements by the selling unitholders of underwriting discounts borne by the Company) is equal to the price per share received by the Company from its sale of shares of Class A common stock.

The preceding is a summary of the terms of the Underwriting Agreement and the Unit Purchase Agreements and is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 to this report and the form of Unit Purchase Agreement attached as Exhibit 1.2 to this report, which are incorporated herein by reference as though they were fully set forth herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 15, 2010, among Evercore Partners Inc., Evercore LP, the Selling Stockholders listed therein and the several underwriters named therein, for which Goldman, Sachs & Co. and Evercore Group L.L.C. are acting as representatives

1.2	Form of Unit Purchase Agreement, dated September 15, 2010, between Evercore Partners Inc. and the Selling Unitholder named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE PARTNERS INC.

Date: September 16, 2010		/S/ ADAM B. FRANKEL
	By:	Adam B. Frankel
	Title:	General Counsel